Exhibit 3.1

FIRST AMENDMENT TO

AMENDED AND RESTATED BYLAWS

OF

THE MARYGOLD COMPANIES, INC.

(fka Concierge Technologies, Inc.)

Pursuant to the Nevada Revised Statutes (“NRS”) and Section 10.2 of the Amended and Restated Bylaws (as amended, the “Bylaws”) of The Marygold Companies, Inc., a Nevada corporation (fka Concierge Technologies, Inc.) (the “Corporation”), the Bylaws of the Corporation as currently in effect are hereby amended pursuant to this First Amendment to the Amended and Restated Bylaws, as follows:

1.	The Corporation previously changed its name from Concierge Technologies, Inc. to The Marygold Companies, Inc.

2.	The Board of Directors of the Corporation (the “Board of Directors”) has determined that it is advisable and in the interests of the Corporation to amend the Bylaws as set forth herein.

3.	The Board of Directors has duly adopted this First Amendment to the Amended and Restated Bylaws (this “First Amendment”), effective as of September 24, 2026.

The Bylaws are hereby amended as follows:

Amendment No. 1

Article V of the Bylaws is hereby deleted in its entirety and replaced with the following:

ARTICLE V

INDEMNIFICATION

Section 5.1 Indemnification of Directors and Officers in Third-Party Proceedings.

Subject to the other provisions of this Article V, the Corporation shall indemnify, to the fullest extent permitted by the NRS, any person who was or is (i) a party or is threatened to be made a party to any threatened, pending or completed investigation, inquiry, regulatory request, subpoena, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation), or (ii) a witness, deponent, interviewee, subpoena recipient, or participant in an inquiry, investigation, or request for information in any Proceeding, in each case by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving in any capacity at the request of the Corporation as a director, manager (of a limited liability company), officer, employee or agent (including, without limitation, as a trustee, fiduciary, administrator or manager) of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (each such person, an “Indemnitee”), against expenses (including attorneys’ fees), judgments, fines, taxes, penalties and amounts paid or to be paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding if such Indemnitee either (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Indemnitee’s conduct was unlawful.

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Section 5.2 Indemnification in Actions By or In the Right of the Corporation.

Subject to the other provisions of this Article V, the Corporation shall indemnify, to the fullest extent permitted by the NRS, any Indemnitee who was or is (i) a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor, or (ii) a witness, deponent, interviewee, subpoena recipient, or participant in an inquiry, investigation, or request for information in any Proceeding by or in the right of the Corporation to procure a judgment in its favor, in each case by reason of the fact that such person is or was an Indemnitee against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnitee in connection with the defense or settlement of such Proceeding if such Indemnitee either (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such Indemnitee shall have been adjudged to be liable to the Corporation or for any amounts paid in settlement to the Corporation unless and only to the extent that the court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 5.3 Successful Defense.

To the extent that an Indemnitee has been successful on the merits or otherwise (including by dismissal, withdrawal, settlement without admission of liability, expiration of limitations period, or success on any claim, issue or matter) in defense of any Proceeding described in Section 5.1 or Section 5.2, or in defense of any claim, issue or matter therein, such Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnitee in connection therewith. The Corporation may indemnify any other person who is not an Indemnitee against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent such person has been successful on the merits or otherwise in defense of any Proceeding described in Section 5.1 or Section 5.2, or in defense of any claim, issue or matter therein.

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Section 5.4 Indemnification of Others.

Subject to the other provisions of this Article V, the Corporation shall have power to indemnify its employees and agents, or any other persons, to the extent not prohibited by the NRS or other applicable law. The Board of Directors shall have the power to delegate to any person or persons identified in NRS 78.7502(3) the determination of whether employees or agents shall be indemnified.

Section 5.5 Advancement of Expenses.

Expenses (including attorneys’ fees) actually and reasonably incurred by an Indemnitee in defending any Proceeding shall be paid by the Corporation as such expenses are incurred and in advance of the final disposition of such Proceeding within 30 days after receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the Indemnitee to repay such amounts if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Article V or the NRS, provided, however that the undertaking will not be required to be secured, will be accepted without regard to financial ability to repay, and will not require the posting of a bond or similar instrument. Such expenses (including attorneys’ fees) actually and reasonably incurred by other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these Bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 5.6(b) or 5.6(c) prior to a determination that the Indemnitee is not entitled to be indemnified by the Corporation.

Section 5.6 Limitation on Indemnification.

Subject to the applicable requirements of Section 5.3 or the NRS, the Corporation shall not be obligated to indemnify any person pursuant to this Article V in connection with any Proceeding (or any part of any Proceeding):

(a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

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(c) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, in either case as required under any clawback or compensation recovery policy adopted by the Corporation or applicable securities exchange and association listing requirements, including, without limitation, those adopted in accordance with Rule 10D-1 under the 1934 Act and/or the 1934 Act (including, without limitation, any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(d) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Corporation or its directors, officers, employees, agents or other Indemnitees, unless (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise required to be made under Section 5.7 or (iv) otherwise required by applicable law; or

(e) if prohibited by applicable law.

Section 5.7 Determination; Claim.

If a claim for indemnification or advancement of expenses under this Article V is not paid in full within 30 days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of such person’s entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article V, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

Section 5.8 Non-Exclusivity of Rights.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the NRS or other applicable law.

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Section 5.9 Insurance.

The Corporation shall use commercially reasonable efforts to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager (of a limited liability company), employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the NRS.

Section 5.10 Survival.

The rights to indemnification and advancement of expenses conferred by this Article V shall continue as to a person who has ceased to be an Indemnitee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.11 Effect of Repeal or Modification.

The provisions of this Article V relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section 5.11. A right to indemnification or to advancement of expenses arising under a provision of the Articles of Incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the Articles of Incorporation or these Bylaws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 5.12 Certain Definitions.

For purposes of this Article V, references to the “Corporation” shall include, in addition to the resulting entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, manager (of a limited liability company), officer, employee or agent (including, without limitation, as a trustee, fiduciary, administrator or manager) of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if its separate existence had continued. For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent or trustee of the Corporation which imposes duties on, or involves services by, such director, officer, employee, agent or trustee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article V.

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Amendment No. 2

A new Section 9.4 is hereby added to Article IX of the Bylaws to read in its entirety as follows:

Section 9.4 Forum Selection.

To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada (the “Nevada Court”), shall be the sole and exclusive forum for any action, suit or proceeding, whether civil, administrative or investigative, (a) that is an internal action (as defined in NRS 78.046), (b) as to which the NRS confers jurisdiction on the district court of the State of Nevada, or (c) asserting a claim governed by the internal affairs doctrine; provided, that such exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the 1934 Act or any other claim for which the federal courts have exclusive jurisdiction. In the event that the Nevada Court does not have jurisdiction over any such action, suit or proceeding, then any other state district court located in the State of Nevada shall be the sole and exclusive forum therefor, and in the event that no state district court in the State of Nevada has jurisdiction over any such action, suit or proceeding, then a federal court located within the State of Nevada shall be the sole and exclusive forum therefor. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any claim asserting a cause of action against the Corporation or any defendant arising under the Securities Act of 1933, as amended, including against any Person in connection with any offering of the Corporation’s securities, including, for the avoidance of doubt, any auditor, underwriter, expert or control person, which Person shall have the right to enforce this clause.

Amendment No. 3

A new Article XI is hereby added to the Bylaws to read in its entirety as follows:

ARTICLE XI

DEEMED NOTICE AND CONSENT

To the fullest extent permitted by law, each and every person or entity purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock or other securities of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) these Bylaws, (b) the Corporation’s Articles of Incorporation and (c) any amendment to these Bylaws or the Articles of Incorporation enacted or adopted in accordance with these Bylaws, the Articles of Incorporation and applicable law.

Amendment No. 4

A new Article XII is hereby added to the Bylaws to read in its entirety as follows:

ARTICLE XII

INAPPLICABILITY OF ACQUISITION OF CONTROLLING INTEREST STATUTES

Notwithstanding any other provision in these Bylaws to the contrary, and in accordance with the provisions of NRS 78.378, the provisions of NRS 78.378 to 78.3793, inclusive (or any successor statutes thereto), relating to acquisitions of controlling interests in the Corporation, do not apply to the Corporation or to any acquisition of any shares of the Corporation’s capital stock.

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General Provisions.

Except as expressly amended hereby, all of the terms, provisions, conditions and covenants of the Bylaws shall remain in full force and effect and are hereby ratified and confirmed in all respects.

In the event of any conflict between the provisions of this First Amendment and the provisions of the Bylaws, the provisions of this First Amendment shall control.

Capitalized terms used but not defined in this First Amendment have the meanings given to them in the Bylaws.

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CERTIFICATION

The undersigned, being the Secretary of The Marygold Companies, Inc., a Nevada corporation, hereby certifies that the foregoing First Amendment to the Amended and Restated Bylaws was duly adopted by the unanimous written consent of the Board of Directors of the Corporation on September 24, 2026.

/s/ David W. Neibert
Name:	David W. Neibert
Title:	Secretary
Date:	September 24, 2026

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